UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    February 13, 2007

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.*

On February 13, 2007, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2006.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)               On February 13, 2007, the Compensation, Nominating and Governance Committee of the Board of Directors of the Company approved cash bonus awards with respect to the year 2006 to the following executive officers of the Company, each of whom is expected to be a “named executive officer” in the Company’s 2007 Proxy Statement:

Executive Officer	2006 Cash Bonus Award

Daniel M. Quinn President & Chief Executive Officer	$283,562
Paul W. Taylor Executive Vice President and Chief Financial Officer	$62,500
Zsolt K. Besskó Executive Vice President, General Counsel and Secretary	$50,000
Suzanne R. Brennan Executive Vice President, Operations	$50,000

Item 7.01               Regulation FD Disclosure.*

On February 13, 2007, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2006.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

* The information furnished under Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Centennial Bank Holdings, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1                           Press Release, dated February 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó
Title: Executive Vice President, General
Counsel and Secretary

Date:  February 14, 2007